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EXHIBIT 99.1


                  TECUMSEH PRODUCTS COMPANY ANNOUNCES AGREEMENT
                  TO RESOLVE HERRICK LITIGATION, PAVING THE WAY
                 FOR ANTICIPATED AMENDED BANK LENDING AGREEMENTS


TECUMSEH, Mich., April 2, 2007--Tecumseh Products Company (Nasdaq: TECUA, TECUB) ("Tecumseh" or the "Company") announced today that it has signed an agreement with Todd Herrick and certain parties affiliated with him resolving the litigation recently brought by Mr. Herrick and those affiliated parties in state court in Michigan and the Company's related federal court suit against them.

Tecumseh said that the resolution of the above issues paves the way for an agreement between the Company and its domestic lenders to amend the Company's credit agreements with respect to the impact on those agreements of the previously announced intention of TMT Motoco do Brazil Ltda to pursue a judicial restructuring in Brazil. Tecumseh said that it is negotiating amendments to its domestic credit agreements and expects those amendments to be presented to the Company's lending syndicate this week, with a signing of such amendments to follow shortly thereafter.

In light of these developments, the Company has postponed reporting its 2006 fourth quarter and annual results, filing its 2006 Annual Report on Form 10-K, and holding the associated financial community conference call until the amendments have been executed and necessary disclosures regarding the terms of the above-mentioned agreements and amendments can be added to the Form 10-K.


CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provision created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the company. Forward-looking statements can be identified by the use of terms such as "expects," "should," "may," "believes," "anticipates," "will," and other future tense and forward-looking terminology. Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) changes in business conditions and the economy in general in both foreign and domestic markets; ii) the effect of terrorist activity and armed conflict; iii) weather conditions affecting demand for air conditioners, lawn and garden product, portable power generators and snow throwers; iv) the success of our ongoing effort to bring costs in line with projected production levels and product mix; v) financial market changes, including fluctuations in interest rates and foreign currency exchange rates;
vi) economic trend factors such as housing starts; vii) emerging governmental regulations; viii) availability and cost of materials, particularly commodities, including steel, copper and aluminum, whose cost can be subject to significant variation; ix) actions of competitors; x) the ultimate cost of resolving environmental and legal matters; xi) our ability to profitably develop, manufacture and sell both new and existing products; xii) the extent of any


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business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiii) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xiv) the ability of the Company to maintain adequate liquidity in total and within each foreign operation; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) our ability to reduce a substantial amount of costs in the Engine & Power Train group associated with excess capacity, and xviii) the ongoing financial health of major customers. The forward-looking statements are made only as of the date of this report, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:       Teresa Hess
                Director, Investor Relations
                Tecumseh Products Company
                517-423-8455
                teresa.hess@tecumseh.com

Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company's Internet web site at http://www.tecumseh.com.